                                                                   Exhibit 1.1.1

                                Pricing Agreement
                                -----------------

GOLDMAN, SACHS & CO.
BNY CAPITAL MARKETS, INC.
FIRST UNION CAPITAL MARKETS CORP.
SALOMON SMITH BARNEY INC.
UTENDAHL CAPITAL PARTNERS L.P.
WACHOVIA SECURITIES, INC.
THE WILLIAMS CAPITAL GROUP, L.P.
   As Representatives of the several
 Underwriters named in Schedule II hereto,


         September 15, 1999



Dear Sirs:

                  The Kroger Co., an Ohio corporation (the "Company"), and the Guarantors on Schedule I and on the signature pages hereto propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated September 15, 1999 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule II hereto (the "Underwriters") the Securities (the "Designated Securities") and related Guarantees specified in Schedule III hereto. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in
Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities and related Guarantees. Each reference to the Representative herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities and related Guarantees pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of
Schedule III hereto.

                  An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities and related Guarantees, in the form heretofore delivered to you is now proposed to be filed with the Commission.

                  Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to

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issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters, and under other terms and conditions set forth in Schedule III hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule II hereto.

                  If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Company and each of the Guarantors. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                               Very Truly Yours,

Attest:                        THE KROGER CO.
                               Each of the Guarantors Listed on Schedule I hereto, as Guarantor of the Designated Securities



                               By:
-----------------------------      -------------------------------------
Assistant Secretary/Secretary         Name:    Lawrence M. Turner
                                      Title:   Vice President and Treasurer
Attest:                        VINE COURT ASSURANCE INCORPORATED,
                               as Guarantor of the Designated Securities



                               By:
-----------------------------      -------------------------------------
Assistant Treasurer                   Name:    Bruce M. Gack
                                      Title:   Vice President

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                                  RICHIE'S INC., as Guarantor of the Designated
                                  Securities



                                  By: ________________________________
                                        Name:     Keith C. Larson
                                        Title:    Vice President and Secretary

                                  ROCKET NEWCO, INC.
                                  as Guarantor of the Designated Securities

                                  HENPIL, INC.,
                                  as Guarantor of the Designated Securities
                                  WYDIV, INC.,
                                  as Guarantor of the Designated Securities



                                  By: ________________________________
                                        Name:     Steven McMillan
                                        Title:    Vice President and Secretary




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GOLDMAN, SACHS & CO.
BNY CAPITAL MARKETS, INC.
FIRST UNION CAPITAL MARKETS CORP.
SALOMON SMITH BARNEY INC.
UTENDAHL CAPITAL PARTNERS L.P.
WACHOVIA SECURITIES, INC.
THE WILLIAMS CAPITAL GROUP, L.P.

By: ________________________________
               (Goldman, Sachs & Co.)
               On behalf of each of the Underwriters


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                                   SCHEDULE I

                                   Guarantors
                                   ----------

Name of Guarantor                            State of Incorporation/Organization
-----------------                            -----------------------------------
Alpha Beta Company                           California
Bay Area Warehouse Stores, Inc.              California
Bell Markets, Inc.                           California
Cala Co.                                     Delaware
Cala Foods, Inc.                             California
CB&S Advertising Agency, Inc.                Oregon
City Market, Inc.                            Colorado
Compare, Inc.                                Delaware
Crawford Stores, Inc.                        California
Dillon Companies, Inc.                       Kansas
Dillon Real Estate Co., Inc.                 Kansas
Distribution Trucking Company                Oregon
Drugs Distributors, Inc.                     Indiana
FM Holding Corporation                       Delaware
FM Retail Services, Inc.                     Washington
FM, Inc.                                     Utah
Food 4 Less GM, Inc.                         California
Food 4 Less Holdings, Inc.                   Delaware
Food 4 Less Merchandising, Inc.              California
Food 4 Less of California, Inc.              California
Food 4 Less of Southern California, Inc.     Delaware
Fred Meyer Jewelers, Inc.                    Delaware
Fred Meyer of Alaska, Inc.                   Alaska
Fred Meyer of California, Inc.               California
Fred Meyer Stores, Inc.                      Delaware
Fred Meyer, Inc.                             Delaware
Grand Central, Inc.                          Utah
Hughes Markets, Inc.                         California
Hughes Realty, Inc.                          California
Inter-American Foods, Inc.                   Ohio
J.V. Distributing, Inc.                      Michigan
Jackson Ice Cream Co., Inc.                  Kansas
JH Properties, Inc.                          Washington

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Name of Guarantor                            State of Incorporation/Organization
-----------------                            -----------------------------------
Junior Food Stores of West Florida, Inc.     Florida
KRGP Inc.                                    Ohio
KRLP Inc.                                    Ohio
Kroger Dedicated Logistics Co.               Ohio
Kroger Limited Partnership I                 Ohio (limited partnership)
Kroger Limited Partnership II                Ohio (limited partnership)
KU Acquisition Corporation                   Washington
Kwik Shop, Inc.                              Kansas
Merksamer Jewelers, Inc.                     California
Mini Mart, Inc.                              Wyoming
Peyton's-Southeastern, Inc.                  Tennessee
QFC Sub, Inc.                                Washington
Quality Food Centers, Inc.                   Washington
Quality Food Holdings, Inc.                  Delaware
Quality Food, Inc.                           Delaware
Quik Stop Markets, Inc.                      California
Ralphs Grocery Company                       Delaware
Roundup Co.                                  Washington
Saint Lawrence Holding Company               Delaware
Second Story, Inc.                           Washington
Smith's Beverage of Wyoming, Inc.            Wyoming
Smith's Food & Drug Centers, Inc.            Delaware
Smitty's Equipment Leasing, Inc.             Delaware
Smitty's Super Valu, Inc.                    Delaware
Smitty's Supermarkets, Inc.                  Delaware
The Kroger Co. Of Michigan                   Michigan
THGP Co., Inc.                               Pennsylvania
THLP Co., Inc.                               Pennsylvania
Topvalco, Inc.                               Ohio
Treasure Valley Land Company, L.C.           Idaho
Turkey Hill, L.P.                            Pennsylvania (limited partnership)
Wells Aircraft, Inc.                         Kansas
Western Property Investment Group, Inc.      California



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                                   SCHEDULE II



UNDERWRITER                                 PRINCIPAL AMOUNT OF 7.625%                 PRINCIPAL AMOUNT OF 8%
                                            SENIOR NOTES DUE 2006 TO BE                SENIOR NOTES DUE 2029 TO
                                            PURCHASED                                  BE PURCHASED

Goldman, Sachs & Co.                             $ 87,500,000                                  $ 87,500,000
Salomon Smith Barney Inc.                          87,500,000                                    87,500,000
BNY Capital Markets, Inc.                          15,000,000                                    15,000,000
First Union Capital Markets Corp.                  15,000,000                                    15,000,000
Utendahl Capital Partners L.P.                     15,000,000                                    15,000,000
Wachovia Securities, Inc.                          15,000,000                                    15,000,000
The Williams Capital Group, LP.                    15,000,000                                    15,000,000
                                                  -----------                                    ----------

     Total                                       $250,000,000                                  $250,000,000




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                                  SCHEDULE III



TITLE OF DESIGNATED SECURITIES:

      7.625% Senior Notes due 2006

      8% Senior Notes due 2029

AGGREGATE PRINCIPAL AMOUNT:

      $250,000,000 --7.625% Senior Notes due 2006

      $250,000,000 --8% Senior Notes due 2029
      ------------
      $500,000,000

PRICE TO PUBLIC:

      99.944% of the principal amount of the 7.625% Senior Notes due 2006, plus accrued interest from September 22, 1999.

      98.949% of the principal amount of the 8% Senior Notes due 2029, plus accrued interest from September 22, 1999.

PURCHASE PRICE BY UNDERWRITERS:

      99.319% of the principal amount of the 7.625% Senior Notes due 2006, plus accrued interest from September 22, 1999.

      98.074% of the principal amount of the 8% Senior Notes due 2029, plus accrued interest from September 22, 1999.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

      Immediately available funds

INDENTURE:

      Indenture dated June 25, 1999, between the Company, the Guarantors and Firstar Bank, National Association, as Trustee, as supplemented by the First Supplemental Indenture, dated June 25, 1999, the Second Supplemental Indenture, dated June 25, 1999, the Third Supplemental Indenture, dated June 25, 1999, the Fourth Supplemental Indenture, dated September 22, 1999, the Fifth Supplemental Indenture, dated September 22, 1999, and the Sixth Supplemental Indenture, dated September 22, 1999.

MATURITY:

      The 7.625% Senior Notes due 2006 will mature on September 15, 2006

      The 8% Senior Notes due 2029 will mature on September 15, 2029


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INTEREST RATES:

      The 7.625% Senior Notes due 2006 will bear interest from September 22, 1999 at 7.625%.

      The 8% Senior Notes due 2029 will bear interest from September 22, 1999 at 8%.

INTEREST PAYMENT DATES:

      Interest on the 7.625% Senior Notes due 2006 is payable semiannually on September 15 and March 15 of each year commencing on March 15, 2000.

      Interest on the 8% Senior Notes due 2029 is payable semiannually on September 15 and March 15 of each year commencing on March 15, 2000.

REDEMPTION PROVISIONS:

      As described in the Prospectus Supplement dated September 15, 1999.

SINKING FUND PROVISION:

      No sinking fund provisions.

DEFEASANCE PROVISIONS:

      As described in the Prospectus Supplement dated September 15, 1999.

GUARANTEES:

      Guaranteed by the Guarantors set forth on the signature pages and Schedule I to the Pricing Agreement.

TIME OF DELIVERY:

      September 22, 1999

CLOSING LOCATION:

      Offices of Fried, Frank, Harris, Shriver & Jacobson
      One New York Plaza,
      New York, New York 10004

NAME AND ADDRESS OF REPRESENTATIVES:

      Goldman, Sachs & Co.
      85 Broad Street
      New York, New York 10004